Exhibit 99.23

                                  NEWS RELEASE

For Immediate Release                              Contact: Tom McGraw
                                                   650-875-4865

         FNB Bancorp Declares Stock Dividend and Special Cash Dividends

South San Francisco, CA: November 19, 2004: FNB Bancorp (Bulletin Board FNBG.OB), the holding company for First National Bank of Northern California, announced that its Board of Directors has declared a stock dividend of approximately 123,633 shares, payable at the rate of one share of Common Stock for every twenty (20) shares of Common Stock owned. The stock dividend will be payable December 15, 2004, to shareholders of record on December 1, 2004. FNB Bancorp also announced that its Board of Directors has declared a special cash dividend on common stock payable to the shareholders of record as of December 17, 2004, following the payment of the stock dividend, payable January 5, 2005, at the rate of .12 cents per share.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

James B. Ramsey

Senior Vice President & Chief Financial Officer
Tel: (650) 875-4862     Fax: (650) 588-9695

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